Exhibit 99.1

SCIO Diamond Announces Investor Informational Call

GREENVILLE, SC, July 10, 2014 /CNW/ — Scio Diamond Technology Corporation (OTCQB: SCIO) (hereinafter “Scio” or the “Company”) a manufacturer of lab-grown diamond for the gemstone and industrial marketplace, announced today that it will host a conference call for investors on Thursday, July 17, 2014, at 2:00 p.m. Eastern Time to discuss recent developments at the Company. To participate in the live conference call, please email Amy Nicholls at anicholls@sciodiamond.com or call the Company at 864-751-4881 to obtain the dial-in number and participant code for the call.

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting.  These are known as “lab-grown” diamonds. Lab-grown diamonds have chemical, physical and optical properties identical to “earth-mined” diamonds. The Company’s manufacturing process produces high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds.  Additionally, Scio is capable of producing diamonds that have the structural, optical and electronic characteristics for industrial, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCE: Scio Diamond Technology Corporation

For further information:     Bernard M. McPheely at bernmcpheely@gmail.com